Exhibit 10.1

NON-COMPETITION, NON-SOLICITATION

AND CONFIDENTIALITY AGREEMENT

THIS NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”), which is effective as of January 31, 2007 (the “Effective Date”), is by and among L. Don Stricklin, an individual who resides in La Grange, Texas (the “Undersigned”), Texas United Bancshares, Inc., a Texas corporation (the “Company”), and Prosperity Bancshares, Inc., a Texas corporation (“Prosperity Bancshares”). Prosperity Bancshares and Prosperity Bank, a Texas banking association are collectively referred to herein as “Prosperity.”

WHEREAS, this Agreement is being entered into in connection with the Agreement and Plan of Reorganization, dated as of July 18, 2006, as amended, by and between Prosperity Bancshares and the Company (the “Merger Agreement”), pursuant to which the Company will merge with and into Prosperity Bancshares, with Prosperity Bancshares as the surviving entity (the “Merger”); and

WHEREAS, Prosperity Bancshares has required as a condition to consummation of the Merger that the Undersigned execute and deliver a non-competition and non-solicitation agreement for the benefit of Prosperity and the Undersigned’s agreement to and compliance with the provisions of this Agreement are a material factor, material inducement and material condition to Prosperity’s participation in the transactions contemplated by the Merger Agreement; and

WHEREAS, Prosperity has agreed to pay the Undersigned $65,000 per year for two years in consideration for the Undersigned executing and delivering this Agreement; and

WHEREAS, the Undersigned will receive pecuniary and other benefits as a result of the Merger; and

WHEREAS, the Undersigned, as a director, executive officer and/or shareholder of the Company, as the case may be, has had access to certain Confidential Information (as hereinafter defined), including, without limitation, information concerning the Company’s business and the relationships between the Company, its subsidiaries and their customers, and the Undersigned will continue to have access to Confidential Information and may have access to new Confidential Information of the Company; and

WHEREAS, the Undersigned recognizes that Prosperity Bancshares would not have entered into the Merger Agreement without the Undersigned agreeing to the terms and conditions of this Agreement; and

WHEREAS, any capitalized term not defined herein shall have the meaning set forth in the Merger Agreement;

NOW, THEREFORE, in consideration of the good and valuable consideration contained herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the Undersigned hereby agrees as follows:

1. The Undersigned agrees that he will not, at any time after the Effective Date and through and including the Closing Date make any unauthorized disclosure, directly or indirectly, of any Confidential Information of the Company or third parties, or make any use thereof, directly or indirectly. The Undersigned further agrees that he will not, at any time after the Effective Date make any unauthorized disclosure, directly or indirectly, of any Confidential Information of Prosperity or third parties, or make any use thereof, directly or indirectly and that he shall deliver promptly to Prosperity at any time after the Effective Time of the Merger, at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of the Company, or Confidential Information or other information regarding third parties, learned in such person’s position as a director, officer or shareholder of the Company.

For purposes of this Agreement, “Confidential Information” means and includes Prosperity’s and/or the Company’s confidential and/or proprietary information and/or trade secrets, including those of their respective subsidiaries, including Prosperity Bank, Gateway National Bank, GNB Financial, n.a., Northwest Bank and State Bank, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the following: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and other such confidential or proprietary information. The term “Confidential Information” does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party, (ii) was available to the disclosing party on a non-confidential basis from a source other than the non-disclosing party or (iii) was independently acquired or developed without violating any obligations of this Agreement. The Undersigned acknowledges that the Company’s and Prosperity’s business is highly competitive, that this Confidential Information constitutes a valuable, special and unique asset to be acquired by Prosperity in the Merger and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company and Prosperity.

2. The Undersigned agrees that, for the period (the “Non-Competition Period”) beginning on the Effective Date and through the second anniversary of the Closing Date, the Undersigned will not, in any capacity, directly or indirectly:

a)	compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding any banking center of the Company or Prosperity or any other banking center operated or owned directly or indirectly by Prosperity (the “Market Area”), in a business similar to that of the Company or Prosperity, or compete or engage in that type of business which the Company or Prosperity has plans to engage in, or any business which the Company or Prosperity has engaged in during the preceding twelve (12) month period if within the twenty-four (24) months before the Closing Date, the Undersigned had access or potential access to Confidential Information regarding the proposed plans or the business in which the Company or Prosperity engaged or planned to engage; or

b)	take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by or be connected in any manner with any partnership, corporation or other business or entity engaging in a business similar to that of Prosperity or the Company anywhere within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, up to one percent (1%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area; or

c)	call on, service or solicit competing business from customers or prospective customers of the Company or Prosperity or their respective Subsidiaries.

3. The Undersigned agrees that, other than as set forth in this Section 3, for the period (the “Non-Solicitation Period”) beginning on the Effective Date and through the fifth anniversary of the Closing Date, the Undersigned will not, in any capacity, directly or indirectly, call on, solicit, or hire any current or past employee of the Company or any of its subsidiaries and/or of Prosperity or any of its subsidiaries, and will not assist any other person or entity in such activities. Additionally, the Undersigned agrees that for the Non-Solicitation Period he will not, in any capacity, directly or indirectly, induce any employee of the Company or any of its subsidiaries and/or of Prosperity or any of its subsidiaries to terminate employment from the Company or any of its subsidiaries or from Prosperity or any of its subsidiaries, and will not assist any other person or entity in such activities. The Undersigned further agrees and acknowledges that he may be permitted to call on, solicit, or hire any such employee who is no longer employed by the Company or any of its subsidiaries or by Prosperity or any of its subsidiaries; provided the Undersigned receives prior written authorization from Prosperity before engaging in any such action. Provided, however, that after the second anniversary of the Closing Date, if Prosperity shall not be the surviving corporation in a merger then the Non-Solicitation Period shall end.

4. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Prosperity’s proposed acquisition of the

Company and the goodwill thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of the Company and the Undersigned’s relationship with the customers of the Company. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the consideration to be paid therefor and the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he has and will have other means available to him for the pursuit of his livelihood after the Effective Date.

5. The Undersigned acknowledges and agrees that the breach of any of the covenants made by the Undersigned in this Agreement would cause irreparable injury to Prosperity, which could not sufficiently be remedied by monetary damages; and, therefore, that Prosperity shall be entitled to obtain such equitable relief as declaratory judgments; temporary, preliminary and permanent injunctions, without posting of any bond, and order of specific performance to enforce those covenants or to prohibit any act or omission that constitutes a breach thereof. If Prosperity must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

6. In the event that Prosperity shall file a lawsuit in any court of competent jurisdiction alleging a breach of the non-disclosure, non-competition or non-solicitation provisions of this Agreement by the Undersigned, then any time period set forth in this Agreement including the time period set forth in Sections 2 and 3 above, shall be deemed tolled as of the time such lawsuit is filed and shall remain tolled until such dispute finally is resolved either by written settlement agreement resolving all claims raised in such lawsuit or by entry of a final judgment in such lawsuit and the final resolution of any post-judgment appellate proceedings.

7. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, the Company agrees to provide the Undersigned with immediate access to new Confidential Information relating to the Company’s business, which will become Prosperity’s business after the Closing Date. The Undersigned also will have immediate access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of the Company and of Prosperity after the Closing Date. In addition, in exchange for the Undersigned’s promises in Sections 2 and 3 of this Agreement, Prosperity will pay the Undersigned a payment of $65,000 per year for two years, less applicable withholding taxes, payable in equal installments on a semi-monthly basis beginning with the first installment to be made on the Closing Date and each subsequent installment to be made on the first and fifteenth day of each month following the Closing Date (or as soon as administratively practicable thereafter). Notwithstanding any provision of this Agreement to the contrary, no payment or benefit will be provided under this Section 7 until the earliest of (i) the date which is 6 months after the date of the Undersigned’s termination of employment, or (ii) the date of Undersigned’s death. Payments to which the Undersigned would otherwise be entitled during the 6-month period described above will be accumulated and paid in a lump sum on the first day of the seventh month after the date of the Undersigned’s termination of employment. In addition, if any provision of this Agreement (or of any award of compensation) would cause the Undersigned to incur any additional tax or interest under Section 409A of the Code or any regulations or

Treasury guidance promulgated thereunder, the Undersigned shall reform such provision; provided that Prosperity shall (A) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code and (B) notify and consult with the Undersigned regarding such amendments or modifications prior to the effective date of any such change.

8. This Agreement exclusively shall be governed by and construed in accordance with the laws of the State of Texas. Exclusive venue of any dispute relating to this Agreement shall be, and is convenient in federal district court or in the district courts of Harris County, Texas. The Undersigned agrees that he will not contest venue in Harris County, Texas or the application of Texas laws to any dispute relating to this Agreement or the Undersigned’s employment with the Company and/or Prosperity.

9. This Agreement shall not be amended, modified, or altered in any manner except in writing signed by both parties.

10. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement has been executed without any such invalid provisions having been included. Such invalid provision shall be reformed in a manner that is both (i) legal and enforceable, and (ii) most closely represents the parties’ original intent.

11. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12. This Agreement sets forth the entire agreement of the parties relating to the subject matter hereof, and supersede any and all other agreements or understandings, written or oral, between Prosperity and the Undersigned. The Undersigned has no oral representations, understandings or agreements with Prosperity or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement among the parties hereto and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements.

13. This Agreement shall be binding upon and shall inure to the benefit of Prosperity and its successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of Prosperity and any entity or person that acquires all or substantially all of the assets of Prosperity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Undersigned has caused this Agreement to be duly executed as of the date first written above.

UNDERSIGNED

/s/ L. Don Stricklin
L. Don Stricklin

TEXAS UNITED BANCSHARES, INC.

By:	/s/ Jeff A. Wilkinson
Name:	Jeff A. Wilkinson
Title:	Chief Financial Officer and Executive Vice President

PROSPERITY BANCSHARES, INC.

By:	/s/ David Zalman
Name:	David Zalman
Title:	Chairman of the Board and Chief Executive Officer

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